                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_]  Confidential, For Use of
                                                       the Commission Only (as
                                                       permitted by Rule 14a-6
                                                       (e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         American Dental Partners, Inc.
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing fee (Check the appropriate box):

         [X]  No fee required.
         [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
             0-11.
         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
         (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
         (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
         (5)  Total fee paid:

--------------------------------------------------------------------------------
         [_] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
         [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid:
                  Not Applicable

         (2)  Form, Schedule or Registration Statement No.:
                  Not Applicable

         (3)  Filing Party:
                  Not Applicable

         (4)  Date Filed:
                  Not Applicable

                         AMERICAN DENTAL PARTNERS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 12, 2000


To the Shareholders of
American Dental Partners, Inc.:

        Notice is hereby given that the Annual Meeting of Shareholders of American Dental Partners, Inc. (the "Company") will be held at the offices of Summit Partners located at 600 Atlantic Avenue, Suite 2800, Boston, Massachusetts 02210, on Friday, May 12, 2000 at 10:00 a.m., local time, for the following purposes:

                1.      To elect two Class III directors;

                2. To vote on a proposal to amend the Company's 1997 Employee Stock Purchase Plan as described in the attached Proxy Statement; and

                3. To transact such other business as may properly come before the meeting or any adjournment thereof.

        The close of business on March 17, 2000 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

        In order that your shares may be represented at this meeting and to assure a quorum, please sign and return the enclosed proxy card promptly. A return addressed envelope, which requires no postage, is enclosed. In the event you are able to attend and wish to vote in person, at your request, we will cancel your proxy.

                                             By Order of the Board of Directors

                                             /s/ Gregory A. Serrao

                                             Gregory A. Serrao
                                             Chairman, President and Chief
                                             Executive Officer
Wakefield, Massachusetts
Dated: April 5, 2000


Whether or not you plan to attend the annual meeting in person, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed envelope which requires no postage if mailed in the United States. If you attend the annual meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

                         AMERICAN DENTAL PARTNERS, INC.

                                 PROXY STATEMENT

                                     GENERAL


        This Proxy Statement is being furnished to the holders of common stock, $.01 par value, of American Dental Partners, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Company's Annual Meeting of Shareholders (the "Annual Meeting") to be held at the office of Summit Partners located at 600 Atlantic Avenue, Suite 2800, Boston, Massachusetts 02210, on Friday, May 12, 2000, at 10:00 a.m., local time, for the purposes set forth on the accompanying Notice of Annual Meeting. This Proxy Statement and the form of proxy together with the 1999 Annual Report to Shareholders are first being sent to shareholders on or about April 5, 2000.

        All shares represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy. If no choices are indicated, the shares will be voted to elect the director nominees set forth under "Election of Directors" and in favor of Proposal 1. Any proxy may be revoked at any time prior to its exercise by delivery to the Company of a later dated proxy or by giving notice of revocation to the Company in writing. A shareholder's presence at the Annual Meeting does not by itself revoke the proxy.

        The close of business on March 17, 2000, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On the record date, there were 7,139,084 shares of the Company's Common Stock outstanding and entitled to vote and approximately 64 shareholders of record. Each share of Common Stock is entitled to one vote. Only holders of Common Stock of record at the close of business on the record date will be entitled to notice of, and to vote at, the Annual Meeting.


                              ELECTION OF DIRECTORS

        The number of directors currently is fixed at five. The Board of Directors is divided into three classes, Class I, Class II, and Class III, with one Class I director and two directors in each of Class II and Class III. The directors in each class are elected to three-year terms. The terms of office of one class of directors expire each year at the annual meeting of shareholders and at such time as their successors are duly elected and qualified. The term of office of the Class III directors expires concurrently with the holding of the Annual Meeting, and the two incumbent directors of Class III have been nominated for re-election. There is no cumulative voting in the election of directors, and nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes will not be counted in favor of or against any nominee.

        At the Annual Meeting, Common Stock represented by proxies, unless otherwise specified, will be voted to elect the nominees named below as Class III directors for a three-year term expiring in 2003. In the event that any nominee named below as a Class III director is unable to serve (which is not expected), the persons named in the proxy may vote for another nominee using their judgment.

                               Class III Directors
                             (Nominees for Election)

                                                                                                     Expiration of
     Name of                                                                   A Director of the    Term for which
    Director                 Age               Principal Occupation              Company Since         Proposed
    --------                 ---               --------------------              -------------         --------
Derril W. Reeves              56       Founder,  Vice Chairman of the Board      February 1997            2003
                                       of Directors  and Chief  Development
                                       Officer  of  PhyCor,  Inc.  where he
                                       has been employed since 1988.

Gregory A. Serrao             37       Founder,  President, Chief Executive      December 1995            2003
                                       Officer and  Director of the Company
                                       since December 1995.  Chairman since
                                       October  1997.   From  1992  through
                                       December  1995, Mr. Serrao served as
                                       the President of National  Specialty
                                       Services,   Inc.,  a  subsidiary  of
                                       Cardinal Health, Inc.

Set forth below is information relating to directors whose terms will continue after the Annual Meeting:

                               Class II Directors
                             (Term Expiring in 2002)


     Name of                                  Principal Occupation             A Director of the
     Nominee                 Age             and Business Experience             Company Since
     -------                 ---             -----------------------             -------------
 James T. Kelly               53       Chairman  of the  Board  of  Lincare      February 1997
                                       Holdings  Inc.,  a provider  of home
                                       respiratory therapy services,  since
                                       April 1994.

Martin J. Mannion             40       General Partner of Summit  Partners,      January 1996
                                       a  private   equity   capital  firm,
                                       where  he has  been  employed  since
                                       1985.

                                Class I Director
                             (Term Expiring in 2001)

                                                                                      A Director of
         Name of                                                                          the
         Director                 Age              Principal Occupation               Company Since
         --------                 ---              --------------------               -------------
Gregory T. Swenson, D.D.S.         65       President  of  PDHC,  Ltd.  and Park      November 1996
                                            Dental since November 1996.
                                            Chairman and Chief Executive
                                            Officer of Park Dental from 1983
                                            until November 1996.

Board of Directors Committees and Meetings

        The Board of Directors has established a Compensation Committee and an Audit Committee. The Board of Directors does not have a standing nominating committee or a committee performing similar functions.

        The members of the Compensation Committee are Martin J. Mannion and Derril W. Reeves. The Compensation Committee, which is responsible for making recommendations to the Board of Directors with respect to the compensation of executive officers of the Company, held three meetings during 1999 and took action once by written consent.

        The members of the Audit Committee are Martin J. Mannion, James T. Kelly and Derril W. Reeves. The Audit Committee, which is responsible for the appointment of the independent auditors, supervision of the annual audit of the Company's consolidated financial statements by the independent auditors and related matters, held two meetings during 1999.

        The Directors Stock Option Plan Committee is responsible for administering the Amended and Restated 1996 Directors Stock Option Plan. Gregory Serrao is the only member of the Directors Stock Option Plan Committee. The Committee took action once by written consent in 1999.

        The Board of Directors held six meetings and took action once by written consent during 1999. Each director attended at least 75% of the meetings held by the Board of Directors and the committees on which he served during 1999.


Compensation of Directors

        Directors who are also employees of the Company or one of its subsidiaries do not receive additional compensation for serving as directors. Each director who is not an employee of the Company or one of its subsidiaries receives a fee of $1,000 for attending each Board of Directors' meeting and $500 for attending each committee meeting. In addition, such directors are eligible to receive options under the Company's 1996 Amended and Restated Directors Stock Option Plan. These options are issued at such times and in such amounts as may be determined by the Directors Stock Option Plan Committee. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof.

                             PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information regarding beneficial ownership of Common Stock as of March 31, 2000, by: (i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director; (iii) the Company's Chief Executive Officer and the four other most highly compensated executive officers named in the Summary Compensation Table; and (iv) the Company's directors and executive officers as a group. Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security, has or shares the power to dispose of or direct the disposition of such security, or has the right to acquire the security within 60 days. Accordingly, more than one person may be deemed to be the beneficial owner of the same security. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.


                                                                                   Shares Beneficially Owned(1)
                                                                                   ----------------------------
                                                                                       Number       Percentage
                                                                                       ------       ----------
Summit Ventures(2)(3)...........................................................      2,377,162        33.5%
Martin J. Mannion(2)(3).........................................................      2,377,162        33.5%
Gregory A. Serrao(3)(4).........................................................        716,924         9.6%
Capital Research and Management Company(5)......................................        443,000         6.2%
Wanger Asset Management, L.P.(6)................................................        369,000         5.2%
Gregory T. Swenson, D.D.S.(3)(7)................................................        345,585         4.9%
Ronald M. Levenson(3)(8)........................................................        207,332         2.9%
Jesley C. Ruff, D.D.S.(3).......................................................         43,515            *
Joseph V. Errante, D.D.S.(3)(9).................................................         30,179            *
William H. Bottlinger(3)........................................................         17,303            *
Derril W. Reeves(3).............................................................         11,925            *
James T. Kelly(3)...............................................................          8,925            *
All executive officers and directors as a group (14 persons)(10)................      3,800,136        49.2%

-------------------

*    less than 1%
(1) This table includes for each person or group of persons shares of Common Stock that may be purchased by such person or group pursuant to options which are currently exercisable or exercisable within 60 days of March 31, 2000. As of such date, a total of 7,099,084 shares of Common Stock were issued and outstanding and options for 894,329 shares were exercisable.
(2) Represents 2,285,869 and 90,293 shares of Common Stock owned by Summit Ventures IV, L.P. and Summit Investors II, L.P., respectively. Summit Partners is affiliated with both limited partnerships. Mr. Mannion, a Director of the Company, is a general partner of Summit Partners. The address of Summit Partners and Mr. Mannion is 600 Atlantic Avenue, Suite 2800, Boston, Massachusetts 02110.
(3) Includes options for 1,000 shares for Mr. Mannion, 384,924 shares for Mr. Serrao, 15,750 shares for Dr. Swenson, 161,704 shares for Mr. Levenson, 2,950 shares for Dr. Ruff, 4,500 shares for Dr. Errante, 14,257 shares for Mr. Bottlinger, 8,925 shares for Mr. Reeves and 8,925 shares for Mr. Kelly, respectively, which are currently exercisable or exercisable within 60 days of March 31, 2000.
(4) Includes 26,170 shares owned by a family trust, of which Mr. Serrao is the grantor and trustee, 5,000 shares held by Mr. Serrao's minor children and 5,000 shares held by Mr. Serrao's wife. The address for Mr. Serrao is American Dental Partners, Inc., 301 Edgewater Place, Suite 320, Wakefield, Massachusetts 01880.
(5) The address for Capital Research and Management Company is 333 South Hope Street, Los Angeles, California 90071.
(6) The address for Wanger Asset Management, L.P. is 227 West Monroe Street-3000, Chicago, Illinois 60606-5016.
(7) Includes 96,000 shares owned by a family trust, of which Dr. Swenson is the grantor.
(8)  Includes 950 shares held by Mr. Levenson's minor children.
(9) Includes 932 shares owned by a family trust, of which Dr. Errante is the grantor, and 1,390 shares owned by a family trust, of which Dr. Errante is the trustee.
(10) Includes options for 622,765 shares for all executive officers and directors as a group which are currently exercisable or exercisable within 60 days of March 31, 2000.

                             EXECUTIVE COMPENSATION


        Set forth below is summary information regarding the annual and long-term compensation of the Company's chief executive officer and the four most highly compensated executive officers of the Company whose annual compensation exceeded $100,000 during 1999:

                           Summary Compensation Table

                                       Annual Compensation                        Long-Term Awards
                          -------------------------------------------------    ----------------------
                                                                Other                Securities
                                                                Annual               Underlying           All Other
                            Year  Salary ($)     Bonus ($)  Compensation(1)          Options (#)      Compensation (2)
                            ----  ----------     ---------  ------------             -----------      ---------------
Gregory A. Serrao.........  1999   $185,000      $111,000   $          -                25,000            $2,447
   Chairman,  President     1998   $170,000      $102,000   $          -                12,000            $2,259
   and Chief Executive      1997   $153,000      $123,600   $          -               189,600            $1,946
   Officer

Ronald M. Levenson......    1999   $177,500      $  71,000  $          -                20,000            $4,614
   Senior Vice President,   1998   $165,000      $  66,000  $          -                12,000            $2,200
   Chief Financial Officer  1997   $153,000      $  82,400  $          -               126,000            $1,946
   and Treasurer

William H. Bottlinger.....  1999   $159,000      $  63,600  $          -                 8,225            $2,202
    Senior Vice President-  1998   $152,880      $  65,800  $          -                 4,523            $    -
    Regional Operations     1997   $143,000(3)   $  58,800  $     57,900(4)             15,000            $    -
    and Chief Information
    Officer

Joseph V. Errante, DDS...   1999   $140,000      $  44,100  $          -                 6,000            $2,100
   Senior Vice President-   1998   $120,000      $     717  $          -                11,000            $4,943
   Regional Operations and  1997   $      -      $       -  $          -                     -            $    -
   Business Development

Jesley C. Ruff, DDS...      1999   $140,000      $  35,000  $          -                 1,000            $2,000
   Vice President-Chief     1998   $      -      $       -  $          -                     -            $    -
   Professional Officer     1997   $      -      $       -  $          -                     -            $    -

------------------
(1) Except as specifically noted, no Other Annual Compensation for any Named Executive Officer exceeded $50,000 or 10% of the total salary and bonus for such officer.
(2)      Represents matching contributions under the Company's 401(k) plan.
(3)      Represents less than one full year's compensation.
(4)      Consists of moving and relocation expenses.

                        Option Grants in Last Fiscal Year


        The following table sets forth all grants of stock options to the executive officers named in the Summary Compensation Table during 1999:


                                                                                                            Potential Realizable
                                                            Individual Grants                                 Value at Assumed
                                           ----------------------------------------------------------      Annual Rates of Stock
                                               Number of                                                     Price Appreciation
                                               Securities        % of Total     Exercise                      for Option Term
                                           Underlying Options  Options Granted   Price     Expiration     ------------------------
                                             Granted (#)(1)    in Fiscal Year  ($/Share)      Date          5% ($)        10% ($)
                                           ----------------    --------------   -------    ----------     ---------      ---------
Gregory A. Serrao .....................          25,000              14%        $   7.25     2/26/09      $113,987        $288,866
Ronald M. Levenson ....................          20,000              11%        $   7.25     2/26/09      $ 91,190        $231,093
William H. Bottlinger .................           8,225               5%        $   7.25     2/26/09      $ 37,502        $ 95,037
Joseph V. Errante, D.D.S ..............           6,000               3%        $   7.25     2/26/09      $ 27,357        $ 69,328
Jesley C. Ruff, D.D.S .................           1,000               1%        $   7.25     2/26/09      $  4,559        $ 11,555

--------
(1) All option grants were issued under the Amended and Restated 1996 Stock Option Plan, as amended. The exercise price of such options is no less than the fair market value of the Company's Common Stock on the date of grant. Options become exercisable in equal annual installments over a four-year period.


  Aggregated Option Exercises in Last Fiscal Year and Year End Option Values


         The following table sets forth the number of securities underlying unexercised options and the value of in-the-money stock options held by the executive officers named in the Summary Compensation Table as of December 31, 1999 (1):


                                            Number of Securities Underlying      Value of Unexercised
                                                 Unexercised Options at          In-the-Money Options
                                                 December 31, 1999 (#)          at December 31, 1999 ($)
                                         -----------------------------------  ----------------------------
                                             Exercisable     Unexercisable     Exercisable   Unexercisable
                                         -----------------  ----------------  ------------- --------------
Gregory A. Serrao ..................          373,274          123,596          $1,802,701     $      -
Ronald M. Levenson .................          137,204          101,796          $  440,220     $100,050
William H. Bottlinger ..............            9,607           18,141          $        -     $      -
Joseph V. Errante, D.D.S ...........            2,750           14,250          $        -     $      -
Jesley C. Ruff, D.D.S ..............            2,700            3,100          $        -     $      -

-------------
(1) There were no stock options exercised by executive officers named in the Summary Compensation Table during 1999.

Employment Agreements

        The Company has a five-year employment agreement with Mr. Serrao which terminates in January 2001. Under his employment agreement, Mr. Serrao receives an annual base salary, which was $185,000 in 1999 (subject to potential annual salary increases), and a bonus in an amount up to 60% of his then current base salary. Mr. Serrao is also subject to non-competition and confidentiality provisions in the employment agreement. If Mr. Serrao's employment is terminated prior to the end of the five-year term by the Company without cause or by Mr. Serrao for "good reason" (as defined in the employment agreement), he is entitled to receive severance benefits which include severance payments in an amount equal to his then current annual base salary and health care benefits for one year after termination.

        The Company has a four-year employment agreement with Dr. Errante which terminates in January 2003. Under his employment agreement, Dr. Errante receives an annual base salary, which was $140,000 in 1999 (subject to potential annual salary increases), and a bonus in an amount up to 35% of his then current base salary. Dr. Errante is also subject to non-competition and confidentiality provisions in the employment agreement. If Dr. Errante's employment is terminated prior to the end of the four-year term by the Company for any reason other than for cause, he is entitled to receive severance benefits which include severance payments in an amount equal to the lesser of the remainder of the term or one year of his then current base salary.

Compensation Committee Interlocks

        Messrs. Mannion and Reeves serve as the current members of the Company's Compensation Committee. There are no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers serve on the Company's Board of Directors or Compensation Committee.

                              CERTAIN TRANSACTIONS

        The Company acquired PDHC, Ltd. ("Park") pursuant to an Acquisition and Exchange Agreement effective November 12, 1996 (the "Acquisition Agreement"), among the Company, Park and all of the shareholders of Park, including Dr. Swenson. Under the Acquisition Agreement, the shareholders of Park received an aggregate of $3.3 million in cash, $1.5 million principal amount of Subordinated Notes of the Company and 1,260,000 shares of Common Stock in consideration for the exchange of all of their Park shares. Dr. Swenson received $74,848 in principal and interest payments under the Subordinated Notes in 1999. The Company expects to continue to make payments under the Subordinated Notes in 2000. The terms and conditions of the acquisition of Park, including the consideration received for the exchange of the Park shares, were based upon arms-length negotiations between representatives of the Company and Park, including Dr. Swenson.

        The Company acquired Smileage Dental Care, Inc. pursuant to an Agreement and Plan of Merger and Reorganization effective December 23,1996 (the "Merger Agreement"), among the Company, American Dental Partners of Wisconsin, Inc. ("American"), Smileage Dental Care, Inc. ("Smileage") and the shareholders of Smileage, including Jesley C. Ruff., D.D.S., who became Vice President - Chief Professional Officer on January 1, 1999. Under the Merger Agreement, the shareholders of Smileage received an aggregate of $546,250 in cash, $247,500 principal amount of Subordinated Notes of the Company and 304,200 shares of Common Stock in consideration of the merger of Smileage with American. Dr. Ruff received $3,955 in principal and interest payments under the Subordinated Notes in 1999. The Company expects to continue to make payments under the Subordinated Notes in 2000. The terms and conditions of the acquisition of Smileage, including the consideration received for the exchange of the Smileage shares, were based upon arms-length negotiations between representatives of the Company and Smileage, including Dr. Ruff.

        The Company acquired Innovative Practice Concepts, Inc. pursuant to a Stock Purchase Agreement dated December 22, 1997 (the "Purchase Agreement") among the Company, Associated Dental Care Providers, P.C. ("Associated"), Innovative Practice Concepts, Inc. ("IPC") and the shareholders of IPC. The transaction was effective January 1, 1998. Under the Purchase Agreement, the shareholders of IPC received an aggregate of $2,910,000 in cash less certain amounts applied to pay off indebtedness of IPC to Joseph V. Errante, D.D.S. and his sister Margaret E. Errante, D.D.S., $500,000 principal amount of Subordinated Notes of the Company and 34,800 shares of Common Stock in consideration for the exchange of all of their IPC shares. All of the stock of IPC was owned by Dr. Joseph Errante, Dr. Margaret Errante and trusts for the benefit of certain members of their families. The terms and conditions of the acquisition of IPC, including the consideration received for the exchange of the IPC shares, were based upon arms-length negotiations between representatives of the Company and representatives of IPC, including Dr. Joseph Errante, who became Vice President - Regional Operations in November 1998 and is currently Senior Vice President - Regional Operations and Business Development. Dr. Joseph Errante received $51,428 in principal and interest payments under the Subordinated Notes in 1999. The Company expects to continue to make payments under the Subordinated Notes in 2000.

        The Company entered into registration rights agreements with the former shareholders of each of Park and Smileage. These registration rights agreements contain provisions which grant the former shareholders of Park and Smileage piggy back registration rights in the event the Company registers any of its securities for either itself or for security holders exercising their registration rights. In addition, the former Park shareholders may require registration of their shares of Common Stock (subject to the other general applicable limitations on the Company's registration obligations) on one occasion if and to the extent that they have not otherwise had the opportunity to register their shares during the three-year period following the completion of the IPO.

        In connection with the Park, Smileage and IPC transactions, the Company entered into service agreements with the professional corporations owned in part by Drs. Swenson, Ruff and Errante, respectively. These professional corporations are PDG, P.A. ("PDG"), Wisconsin Dental Group, S.C. ("WDG") and Associated Dental Care Providers, P.C. ("Associated"). These service agreements are on substantially the same terms and conditions as all of the Company's other service agreements. The amounts received by subsidiaries of the Company under the service agreements with PDG, WDG and Associated in 1999 were approximately $39,977,000, $11,819,000 and $10,638,000, respectively, of which $31,205,000,
$8,285,000 and $8,550,000, respectively, were reimbursements for expenses incurred in connection with the operation and administration of the related dental facilities. Dr. Swenson owns approximately 6% of the issued and outstanding capital stock of PDG, Dr. Ruff owns approximately 12% of the issued and outstanding capital stock of WDG and Dr. Errante owns approximately 18% of the issued and outstanding capital stock of Associated.

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors regularly reviews executive compensation policies and levels and evaluates the performance of management in the context of the Company's performance. The Compensation Committee is composed entirely of independent outside directors.

        The Compensation Committee's primary objective with respect to executive compensation is to establish programs which attract and retain key managers and align their compensation with the Company's overall business strategies, values and performance. To this end, the Compensation Committee has established an executive compensation philosophy which includes the following considerations:

        . An emphasis on performance based compensation that differentiates compensation results based upon corporate, operating unit, and individual performance;

        . Recognition of both quantitative and qualitative performance objectives in light of an executive officer's responsibilities;

        . A mix of short-term cash and long-term stock based compensation which aligns the interests of the Company's executive officers with the interests of the Company's shareholders.

        In light of these considerations, the primary focus of the Compensation Committee has been on the competitiveness of each of the key elements of executive compensation (base salary, bonus and stock option grants) and the compensation package as a whole. Certain of the executive officers have employment agreements that specify certain minimum compensation for such officers. Base salaries for executive officers are determined on the basis of individual performance, level of responsibility and market competitive considerations. The Company's executive officers are eligible to receive annual cash bonuses in amounts varying as a percentage of base salary depending upon each executive's level of responsibility and function. Performance objectives are established for each executive officer, including specific quantitative objectives related to improving the Company's financial performance and other more qualitative and developmental criteria. For executive officers with primary operating unit responsibilities, annual cash bonuses are based primarily on the achievement of specific quantitative objectives related to the financial performance of the operating unit. For executive officers with primary staff or corporate responsibilities, the annual cash bonuses are based on achievement of specific corporate performance objectives as well as individual qualitative criteria. The Company's executive officers are also eligible to receive grants of stock options under the Company's Amended and Restated 1996 Stock Option Plan, as amended. Grants under this Plan are designed to align a significant portion of the executive compensation package with the long-term interests of the Company's shareholders by providing an incentive that focuses attention on managing the Company from the perspective of an owner with an equity stake in the business.

        In determining Mr. Serrao's compensation for 1999, the Compensation Committee reviewed information regarding the compensation paid to the Chief Executive Officers of comparable companies, and evaluated achievement of corporate, individual and organizational objectives for the year. Mr. Serrao's base salary for 1999 was $185,000. Like other executive officers, Mr. Serrao also received an incentive bonus determined on the basis of individual and Company performance, including specific quantitative objectives and more qualitative criteria. Mr. Serrao was awarded an incentive bonus of $111,000 for 1999. In addition, Mr. Serrao was awarded options to purchase 25,000 shares of the Company's Common Stock at an exercise price of $7.25 per share in order to provide him with a long-term incentive tied to the Company's performance.

                                             COMPENSATION COMMITTEE

                                             Martin J. Mannion
                                             Derril W. Reeves

Performance Graph

        Set forth below is a line graph comparing the cumulative total return of a hypothetical investment in the Company's Common Stock with the cumulative total return of a hypothetical investment in each of the Russell 2000 Index and an index of companies that provide business services to dentists based on the respective market price of each such investment at April 16, 1998 (the date of the Company's IPO), June 30, 1998, September 30, 1998, December 31, 1998, March 31, 1999, June 30, 1999, September 30, 1999 and December 31, 1999, assuming in each case an initial investment of $100 on April 16, 1998 and the reinvestment of dividends.

                                    [GRAPH]


                                                             Cumulative Total Return
                                           --------------------------------------------------------------
                                           04/16/98   6/98    9/98   12/98  3/99     6/99   9/99    12/99
                                           --------   ----    ----   -----  ----     ----   ----    -----
      AMERICAN DENTAL PARTNERS, INC.        100.00   93.33   57.50   77.08  52.50   74.17   80.83   46.67
      PEER GROUP (1)                        100.00   84.91   63.30   66.18  53.05   49.42   55.42   40.81
      RUSSELL 2000                          100.00   96.39   79.16   86.34  77.97   90.88   83.77   85.05

        The foregoing graph is not, nor is it intended to be, indicative of future performance of the Company's common shares.

-----------------------
(1) The peer group of companies that provide business services to dentists includes Apple Orthodontix, Inc., Birner Dental Management Services, Inc., Castle Dental Centers, Inc., Coast Dental Services, Inc., Interdent, Inc., Monarch Dental Corporation, Orthodontic Centers of America, Inc., OrthAlliance, Inc., and Pentegra Dental Group, Inc.

PROPOSAL 1 - AMENDMENT OF THE COMPANY'S 1997 EMPLOYEE STOCK PURCHASE PLAN

        The Company's Board of Directors originally adopted the 1997 Employee Stock Purchase Plan (the "Stock Purchase Plan") in October 1997, effective December 1, 1997, and it was approved by the Company's shareholders on October 29, 1997. The Board of Directors has approved an amendment to the Stock Purchase Plan to increase by 200,000 shares the total number of shares of Common Stock subject to the Plan and directed that such amendment be submitted to the Company's shareholders for approval. The amendment will not be effective absent shareholder approval.

Description of the Plan

        The purpose of the Stock Purchase Plan is to provide employees of the Company and its subsidiaries with the opportunity to participate in the growth and success of the Company by purchasing shares of the Company's Common Stock, par value $0.01 (the "Shares") through payroll deductions. The Plan is intended to meet the requirements of (S)423 of the Internal Revenue Code, as amended which provides special tax treatment with respect to participation in qualified employee stock purchase plans.

        Under the Stock Purchase Plan, subject to the requirements of (S)423 of the Internal Revenue Code, as amended, any employee of the Company or any of its subsidiaries who, as of the beginning of an Option Period (defined below), has been continuously employed by the Company or any of its subsidiaries (or any combination thereof) for at least six months and who works at least 20 hours per week may purchase Shares under the Plan. The Plan operates over the course of successive "Option Periods" - January 1 through June 30 and July 1 through December 31 of each year. Each eligible employee who has enrolled in the Plan for that Option Period contributes a portion of the compensation paid to him or her during the Option Period toward the purchase of Shares. At the end of each Option Period, the amount contributed by the Participant during the Option Period will be applied to the purchase of Shares at the discounted price equal to the lesser of 85% of the fair market value of the Shares at the beginning of the Option Period or 85% of the fair market value of the Shares at the end of the Option Period.

Description of the Amendment

        The Stock Purchase Plan was originally adopted in October 1997, effective December 1, 1997, and prior to the Board of Directors' approval of the additional 200,000 shares on February 25, 2000, the total number of Shares subject to the Stock Purchase Plan was 200,000, of which 82,450 were issued and outstanding as of March 31, 2000. As proposed to be amended, the total number of Shares available for issuance would be increased by 200,000 shares, which would mean that a total of 400,000 Shares would be authorized under the Plan, of which 82,450 Shares were outstanding at March 31, 2000.

        As the Company continues to grow and add employees, it anticipates an increase in the number of Shares purchased under the Stock Purchase Plan. Without authorizing additional Shares available for purchases under the Stock Purchase Plan, the Company would be unable to continue the Stock Purchase Plan and could be disadvantaged in attracting and retaining employees.

         The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and present or represented by proxy at the Annual Meeting will be required for approval of this proposal. Broker non-votes and abstentions will have the same effect as votes against the proposal.

            The Board of Directors recommends a vote FOR Proposal 1.

                         INDEPENDENT PUBLIC ACCOUNTANTS

        KPMG LLP has been selected by the Board of Directors as the independent public accountants for the Company for its fiscal year ending December 31, 2000.

        It is expected that a representative of KPMG LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if desired and to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

        Proposals of shareholders intended to be presented pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") at the 2001 annual meeting of shareholders must be received by the Company on or before December 7, 2000 for inclusion in the proxy statement and form of proxy relating to the 2000 annual meeting of shareholders. In order for a shareholder proposal outside of Rule 14a-8 under the Exchange Act to be considered timely within the meaning of Rule 14a-4(c) of the Exchange Act, such proposal must be received by the Company no later than February 22, 2001.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during 1999 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with by such persons with the exception of one delinquent filing. Gregory A. Serrao, Chairman, President and CEO of the Company, inadvertently filed a Form 4 one day late.

                                  OTHER MATTERS

        Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

        The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by officers, directors, and regular employees, personally or by telephone or telegraph. If there are follow-up requests for proxies, the Company may employ other persons for such purpose.

                         AMERICAN DENTAL PARTNERS, INC.

                       1997 EMPLOYEE STOCK PURCHASE PLAN


(S)1.   Purpose.
        -------

        The purpose of the 1997 Employee Stock Purchase Plan (the "Plan") of American Dental Partners, Inc., a Delaware corporation (the "Company"), is to provide Eligible Employees (as defined in (S)4, below) with an opportunity to participate in the growth and success of the Company by acquiring or increasing a proprietary interest in the Company through the application of payroll deductions to the purchase of shares of the Company's common stock, par value $0.01 (the "Shares"). The Plan is intended to meet the requirements of (S)423 of the Internal Revenue Code of 1986, as amended (the "Code"), and to be a "Stock Purchase Plan" under Rules 16b-3(b)(5) and 16b-3(c) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act").

(S)2.   Administration.
        --------------

        The Plan shall be administered by the Company's board of directors (the "Board"). The Board shall have the power and authority to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable, interpret the terms and provisions of the Plan and any Option granted and any agreements relating thereto, and take any other actions the Board considers appropriate in connection with, and otherwise supervise the administration of, the Plan, all in a manner consistent with the other provisions of the Plan. All decisions made by the Board pursuant to the provisions hereof shall be made in the Board's sole discretion and shall be final and binding on all persons.

        The Board may, in its discretion at any time or from time to time, appoint a committee (the "Committee") of not less than one director to administer the Plan, in which event the Committee shall have such of the powers and duties of the Board under the Plan as the Board shall delegate to the Committee. The member or members of the Committee shall serve at the pleasure of the Board, which may remove members from the Committee or appoint new members to the Committee from time to time, and members of the Committee may resign by written notice to the Chairman of the Board or the Secretary of the Company.

(S)3.   Shares Subject to the Plan.
        --------------------------

        The maximum aggregate number of Shares reserved and available for purchase under the Plan shall be 200,000 Shares, which may be authorized but unissued Shares or issued Shares reacquired by the Company and held as treasury Shares. Such aggregate number of Shares shall be subject to adjustment under
(S)17, below.

(S)4.   Eligibility.
        -----------

        Except as provided in this (S)4, any employee of the Company or of any Subsidiary (as defined below) who, as of the first day of the Option Period (as defined in (S)5, below), has been continuously employed by the Company, any Subsidiary, or any combination thereof for at least six months and who works at least 20 hours per week for the Company, any Subsidiary, or any combination thereof shall be eligible to participate in the Plan (each such employee, an "Eligible Employee"). For purposes of this (S)4, "Subsidiary" or "subsidiary corporation" shall have the definition set forth in (S)424(f) of the Code and rules and regulations thereunder. Notwithstanding any other provision of this Plan to the contrary, no person who is otherwise an Eligible Employee shall be granted an Option (as defined in (S)7, below) if:

                (a) Such person, immediately after the grant of the Option, would own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or its parent or any of its subsidiary corporations. For purposes of this (S)4(a), such person's stock ownership shall be determined by applying the rules of (S)424(d) of the Code and shall include stock which would be owned if all of such person's outstanding Options to purchase stock were exercised; or

                (b) The grant of the Option would permit such person's rights to purchase stock under all "employee stock purchase plans" (as defined in (S)423 of the Code) of the Company and its parent and subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time. For purposes of this
                (S)4(b): (i) the right to purchase stock under an Option accrues when the right (or any portion thereof) first becomes exercisable during the calendar year; (ii) the right to purchase stock under an Option accrues at the rate provided in the Option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such Option is granted) for any one calendar year; and (iii) the right to purchase stock which has accrued under one Option granted pursuant to the Plan may not be carried over to any other Option.

(S)5.   Participation.
        -------------

        Each person who will be an Eligible Employee on the first day of an Option Period (as defined below) may elect to participate in the Plan by executing and delivering, at least 15 days prior to such day, a payroll deduction authorization in accordance with (S)6, below (a "Deduction Authorization"). Such person will thereby become a participant in the Plan (a "Participant") as of the first day of such Option Period and will remain a Participant until his or her participation is terminated as provided under the Plan. An "Option Period" under the Plan shall be (a) the period beginning on the closing date of an initial public offering of Shares pursuant to a registration statement filed under the Securities Act of 1933, as amended, and ending on the earlier of the June 30 or December 31 which next follows such closing date (the "Initial Option Period"), and (b) following the Initial Option Period, each successive six-month period of January 1 through June 30 and July 1 through December 31 during which the Plan remains in effect.

(S)6.   Payroll Deductions.
        ------------------

        Each Participant shall, on his or her Deduction Authorization, request withholding at a rate (in whole percentages) of not less than 2% nor more than 10% of his or her Compensation (as defined below), such withholding to be spread substantially equally over the Option Period, provided that no more than $10,000 shall be withheld from any Participant's Compensation for any one Option Period. For purposes of the Plan, "Compensation" shall mean all compensation paid to the Participant by the Company or any Subsidiary and currently includible in his or her income, including without limitation bonuses, commissions and other amounts includible in the definition of compensation provided in the Treasury Regulations promulgated under (S)415 of the Code, plus any amount that would be so included but for the fact that it was contributed to a qualified plan pursuant to an elective deferral under (S)401(k) of the Code, but not including payments under stock option plans and other employee benefit plans or any other amounts excluded from the definition of compensation provided in the Treasury Regulations under (S)415 of the Code. A Participant may reduce the withholding rate of his or her Deduction Authorization by one or more whole percentage points (but not to below 2%) at any time during an Option Period by delivering written notice to the Company, such reduction to take effect prospectively as soon as practicable following receipt of such notice by the Company. A Participant may increase or reduce the withholding rate of his or her Deduction Authorization for a future Option Period by written notice delivered to the Company at least 15 days prior to the first day of the Option Period with respect to which the change is to be effective. All amounts withheld in accordance with a Participant's Deduction Authorization shall be credited to a withholding account for such Participant.

(S)7.   Grant of Options.
        ----------------

        Each person who is a Participant on the first day of an Option Period shall, as of such day, be granted an option to purchase Shares under the Plan (an "Option") for such Option Period. Such Option shall be for the number of whole Shares (not in excess of the Share Maximum (as defined below)) which shall be determined by dividing (i) the balance in the Participant's withholding account on the last day of the Option Period by (ii) the purchase price per Share determined under (S)8, below. For purposes of the preceding sentence, the Share Maximum with respect to any Option for any Option Period shall be the largest number of Shares which, when multiplied by the Fair Market Value of a Share at the beginning of the Option Period, produces the highest dollar amount not exceeding $12,500. The number of Shares receivable by each Participant upon exercise of his or her Option for an Option Period shall be reduced, on a substantially proportionate basis, in the event that the number of Shares then available under the Plan is otherwise insufficient.

(S)8.   Purchase Price.
        --------------

        The purchase price of Shares subject to an Option shall be 85% of the lesser of the Fair Market Value (as defined below) at the beginning of the Option Period or the Fair Market Value at the end of the Option Period. For purposes of the Plan, the first day of the Option Period shall be deemed to be the date an Option is granted, and the last day of the Option Period shall be deemed to be the date an Option is exercised.

        The Fair Market Value of the Shares as of any given date shall be the
(i) last reported sale price on the New York Stock Exchange on the most recent previous trading day, (ii) last reported sale price on the NASDAQ National Market System on the most recent previous trading day, (iii) mean between the high and low bid and ask prices, as reported by the National Association of Securities Dealers, Inc. on the most recent previous trading day, or (iv) last reported sale price on any other stock exchange on which the Shares are listed on the most recent previous trading day, whichever is applicable.

(S)9.   Exercise of Options.
        -------------------

        Each Employee who is a Participant in the Plan on the last day of an Option Period shall be deemed to have exercised on the last day of the Option Period the Option granted to him or her for that Option Period. Upon such exercise, the balance of the Participant's withholding account shall be applied to the purchase of the number of whole Shares determined under (S)7, above, and as soon as practicable thereafter, at the Company's option, either (a) certificates for such Shares shall be issued and delivered to the Participant, or (b) a brokerage or other account maintained in such Participant's name under the Plan shall be updated to reflect the issuance of such Shares to the Participant. In the event that the balance in the Participant's withholding account at the end of an Option Period is in excess of the total purchase price of the Shares so issued, such balance shall be returned to the Participant; provided that if such balance consists solely of an amount equal to the value of a fractional Share, such balance shall be retained in the withholding account and carried over to the next Option Period. The entire balance of the

Participant's withholding account following the final Option Period shall be returned to the Participant. No fractional Shares shall be issued hereunder.

(S)10.  Interest.
        --------

        No interest shall be payable on withholding accounts.

(S)11.  Cancellation and Withdrawal.
        ---------------------------

        A Participant who holds an Option under the Plan may, by written notice delivered to the Company at any time prior to exercise thereof under (S)9, above, cancel such Option as to all (but not less than all) the Shares subject or to be subject to such Option. Upon such cancellation, the balance in such Participant's withholding account shall be returned to him or her.

        A Participant may terminate his or her Deduction Authorization as of any date by written notice delivered to the Company and shall thereby cease to be a Participant as of such date. Any Participant who voluntarily terminates his or her Deduction Authorization prior to the last business day of any Option Period shall be deemed to have cancelled his or her Option.

        Any Participant who cancels an Option or terminates his or her Deduction Authorization may at any time thereafter again become a Participant in accordance with (S)5, above.

(S)12.  Termination of Employment.
        -------------------------

        Subject to (S)13, below, upon the termination of a Participant's service with the Company and its Subsidiaries for any reason: (a) he shall cease to be a Participant; (b) any Option held by such Participant under the Plan shall be deemed cancelled; (c) the balance of his or her withholding account shall be returned to him or her; and (d) he shall have no further rights under the Plan.

(S)13.  Death of Participant.
        --------------------

        A participant may file a written designation of beneficiary (a "Beneficiary Designation") specifying who is to receive any Shares and cash credited to the Participant under the Plan in the event of the Participant's death. In the Beneficiary Designation, the Participant shall elect either: (a) to cancel his or her Option upon his or her death, as provided in (S)11, above, or (b) to apply the balance of the Participant's withholding account at the time of death to the exercise of his or her Option on the last day of the Option Period, as provided in (S)9, above. In the absence of a valid election otherwise, the death of a Participant shall be deemed to effect a cancellation of his or her Option. A Beneficiary Designation and election may be changed by the Participant at any time upon written notice received by the Company. In the event of the death of a Participant and receipt by the Company of proof of the identity and existence at the time of the Participant's death of a beneficiary validly designated by him or her under the Plan, the Company shall deliver to such beneficiary such Shares and cash to which the beneficiary is entitled under the Plan. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such Shares and cash to the executor or administrator of the estate of the Participant, if the Company is able to identify such executor or administrator. If the Company is unable to identify such administrator or executor, the Company, in its sole discretion, may deliver such Shares and cash to the spouse or to any one or more dependents of the deceased Participant. No beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in any Shares or cash credited to the Participant under the Plan.

(S)14.  Rights as Stockholder.
        ---------------------

        No Participant, his or her validly designated beneficiary, or his or her executor or administrator shall have any rights of a stockholder in the Company with respect to the Shares subject to an Option unless and until, pursuant to
(S)9, above, either a certificate representing such Shares has been duly issued and delivered to him or her or the brokerage or other account maintained in his or her name under the Plan has been updated to reflect the issuance of such Shares to him or her.

(S)15.  Term and Termination of Plan.
        ----------------------------

        The Plan shall terminate automatically following the end of the Option Period ending December 31, 2007; provided that the Board may, in its discretion, extend the Plan for one or more additional Option Periods. The Plan may be earlier suspended or terminated by the Board, but no such suspension or termination shall adversely affect the rights and privileges of holders of outstanding Options. The Plan shall terminate in any case when all the Shares reserved for issuance under the Plan have been purchased.

(S)16.  Amendment of Plan.
        -----------------

        The Board may at any time, or from time to time, amend the Plan in any respect; provided that without the approval of holders of stock entitled to exercise a majority of the voting power of the Company no amendment may be made
(a) changing the aggregate number of Shares reserved for issuance under the Plan or (b) changing the designation of employees eligible to participate in the Plan. Any amendment requiring stockholder approval under this (S)16 shall be submitted to the stockholders of the Company for approval as soon as practicable after adoption of the amendment by the Board but in any event not later than 12 months after the adoption of the amendment. If such amendment is not approved by the stockholders of the Company within 12 months before or after the adoption of the amendment by the Board, such amendment shall become null and void and have no further force or effect.

(S)17.  Changes in Capital Structure.
        ----------------------------

        In the event the Company changes its outstanding Shares after the effective date of this Plan by reason of stock splits, stock dividends, or any other increase or reduction of the number of outstanding Shares without receiving consideration in the form of money, services, or property deemed appropriate by the Board, in its sole discretion, the aggregate number of Shares subject to the Plan shall be proportionately adjusted and the number of Shares and the exercise price for each Share subject to any then-outstanding Option shall be proportionately adjusted with the objective that the Participant's proportionate interest in the Company shall remain the same as before the change without any change in the total exercise price applicable to any then-outstanding Options, as determined by the Committee in its sole discretion.

        In the event of any other recapitalization or any merger, consolidation, or other reorganization of the Company, the Board shall make such adjustment, if any, as it may deem appropriate to accurately reflect the number and kind of shares deliverable, and the exercise prices payable, upon subsequent exercise of any then-outstanding Options, all as determined by the Board in its sole discretion.

        The Board's determination of the adjustments appropriate to be made under this (S)17 shall be conclusive upon all Participants under the Plan.

(S)18.  Application of Funds.
        --------------------

        All funds received or held by the Company under the Plan may be used for any corporate purpose until applied to the purchase of Shares or refunded to Participants or both. At the Company's option, withholding accounts for individual Participants shall not be segregated.

(S)19.  Options Not Transferable.
        ------------------------

        Options under the Plan shall not be transferable by a Participant other than by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by the Participant. Any payment of cash or issuance of Shares under the Plan may be made only to the Participant or, in the event of the Participant's death, to the Participant's estate or beneficiary validly designated under (S)13, above.

(S)20.  Governmental Regulations; Securities Law Restrictions.
        -----------------------------------------------------

        The Company's obligation to issue, sell, and deliver Shares under the Plan shall be subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Shares, including without limitation any applicable tax withholding requirements.

        No Option shall be exercisable and no Shares shall be delivered under the Plan except in compliance with all applicable federal and state securities laws and regulations. The Company may require each person acquiring Shares pursuant to the exercise of an Option to represent and warrant to and agree with the Company in writing that the person is acquiring the Shares without a view to distribution thereof and to make such additional representations, warranties and agreements as the Company may reasonably request.

        All certificates for Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities laws, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions or applicable restrictions under the Plan.

(S)21.  Genders and Numbers.
        --------------------

         When permitted by the context, each pronoun used in this document includes the same pronoun in other genders and numbers, and each noun used in this document includes the same noun in other genders.

(S)22.  Effective Date.
        --------------

         The Plan shall be effective December 1, 1997. The Plan shall be submitted to the stockholders of the Company for approval as soon as practicable after its adoption by the Board but in any event not later than 12 months after its adoption by the Board. Notwithstanding anything to the contrary contained herein, no rights to purchase Shares under the Plan shall be exercisable prior to such approval. If the Plan is not approved by the stockholders of the Company within 12 months before or after the adoption of the Plan by the Board, the Plan and all Options granted under the Plan shall become null and void and have no further force or effect.

(S)23.  Savings Clause.
        --------------

        In case any one or more of the provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed so as to foster the intent of this Plan. This Plan is intended to comply in all respects with applicable law and regulation, including (S)423 of the Code and, with respect to persons subject to (S)16 of the 1934 Act ("Reporting Persons"), Rule 16b-3 under the 1934 Act. In case any one or more of the provisions of this Plan shall be held to violate or be unenforceable in any respect under (S)423 or Rule 16b-3, then, to the extent permissible by law, any provision which could be deemed to violate or be unenforceable under (S)423 or Rule 16b-3 shall first be construed, interpreted, or revised retroactively to permit the Plan to be in compliance with (S)423 and Rule 16b-3.

                                 AMENDMENT NO. 1
                                       TO
                         AMERICAN DENTAL PARTNERS, INC.
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                        ---------------------------------

        The American Dental Partners, Inc. 1997 Employee Stock Purchase Plan (the "Plan") is hereby amended pursuant to the following provisions:

        1.      Definitions
                -----------

        All capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given such terms in the Plan.

        2.      Option Period
                -------------

        The third sentence of (S)5 of the Plan is hereby deleted in its entirety and replaced with the following:

        An "Option Period" under the Plan shall be (a) the period beginning on the closing date of an initial public offering of Shares pursuant to a registration statement filed under the Securities Act of 1933, as amended, and ending on either the June 30 or December 31 which next follows such closing date and which is not less than six calendar months after such closing date (the "Initial Option Period"), and (b) following the Initial Option Period, each successive six-month period of January 1 through June 30 and July 1 through December 31 during which the Plan remains in effect.

        3.      Effective Date; Construction
                ----------------------------

        The effective date of this amendment is February 27, 1998, and this amendment shall be deemed to be a part of the Plan as of such date. In the event of any inconsistencies between the provisions of the Plan and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Plan shall continue in full force and effect without change.

                                AMENDMENT NO. 2
                                      TO
                        AMERICAN DENTAL PARTNERS, INC.
                       1997 EMPLOYEE STOCK PURCHASE PLAN

     The American Dental Partners, Inc. 1997 Employee Stock Purchase Plan, as previously amended by Amendment No. 1 dated February 27, 1998 (collectively, the "Plan"), is hereby amended pursuant to the following provisions:

     1.  Definitions
         -----------

     All capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given such terms in the Plan.

     2.  Shares Subject To Plan
         ----------------------

     The maximum aggregate number of shares reserved and available for issuance under the Plan, as provided in (S)3 of the Plan, is increased by 200,000 Shares to a total of 400,000 Shares.

     3.  Effective Date; Construction
         ----------------------------

     The effective date of this amendment is February 25, 2000, and this amendment shall be deemed to be a part of the Plan as of such date. In the event of any inconsistencies between the provisions of the Plan and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Plan shall continue in full force and effect without change.

     This amendment shall be submitted to the stockholders of the Company for approval as soon as reasonably practicable, but in any event not later than 12 months after the date of this amendment. Notwithstanding the preceding paragraph or any other provisions of this amendment to the contrary, if this amendment is not approved by the stockholders of the Company within such 12-month period, this amendment shall automatically become null and void and have no further force or effect.

ADP49 8
                                  DETACH HERE

                                     PROXY

                        AMERICAN DENTAL PARTNERS, INC.

       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned hereby appoints Ron Levenson and Lee Feldman, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend the annual meeting of shareholders of American Dental Partners, Inc. to be held at the offices of Summit Partners located at 600 Atlantic Avenue, Suite 2800, Boston, Massachusetts 02210, on Friday, May 12, 2000, at 10:00 a.m., local time, or any adjournment thereof, and to vote the number of shares of the Company which the undersigned would be entitled to vote, and with all the power the undersigned would possess if personally present.

-----------                                                        -----------
SEE REVERSE                                                        SEE REVERSE
    SIDE                                                               SIDE
-----------       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       -----------

 AMERICAN DENTAL PARTNERS, INC.
   c/o EquiServe
   P.O. Box 9398
   Boston, MA 02205-9398



ADP49 A
                                  DETACH HERE
---  Please mark
 X   votes as in
---  this example.

The Proxies will vote as specified below, or if a choice is not specified, they will vote FOR the nominees listed in Item 1 and FOR Item 2.

                                                                                               FOR    AGAINST  ABSTAIN
                                                                                             -------  -------  -------
1. Election of Class III Directors, each      2. Proposal to amend the American
   to serve a term of three years expiring       Dental Partners, Inc. 1997 Employee         -------  -------  -------
   in 2003 and until his successor has           Stock Purchase Plan to increase by
   been duly elected and qualified.              200,000 shares the total number of
                                                 shares of common stock available
   Nominees: (01) Derril W. Reeves and           for issuance thereunder.
   (02) Gregory A. Serrao
                                              3. On such other business as may properly
                --------    ---------            come before the meeting.
                  FOR        WITHHELD
                --------     --------                                                         ------
                                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT
-------                                                                                       ------

-------  ----------------------------         (Please sign exactly as your name or names
         For both nominees except as          appear hereon, indicating where proper, official
         noted above                          position or representative capacity.)

Signature:                   Date:            Signature:                    Date:
          -----------------        ------                -----------------        ------